Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2021, relating to the consolidated financial statements of Katapult Holdings, Inc., appearing in the Registration Statement No. 333-252558 on Form S-4 of Katapult Holdings, Inc.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 16, 2021